UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2012

DCP Holding Company

(Exact name of registrant as specified in its charter)

Ohio	0-51954	20-1291244
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crowne Point Place, Sharonville, Ohio		45241
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 554-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders

The Company’s annual meeting of shareholders was held on April 25, 2011. At the meeting, the shareholders voted to re-elect certain persons to the Board of Directors for a term expiring at the 2014 annual meeting of shareholders. The individuals listed below were elected to the Company’s Board of Directors, each to hold office until the designated annual meeting or until his or her successor is elected and qualified, or until his or her earlier resignation. The table below indicates the votes for, votes withheld and abstentions with respect to the election of the six nominees.

	For	Withheld	Absentions
Michael Carl, DDS	290	30	0
Anthony A. Cook, MS, MBA	291	29	0
James T. Foley	291	29	0
Roger M Higley, DDS	292	28	0
David A. Kreyling, DMD	290	30	0
James E. Kroeger, MBA, CPA	291	29	0
Donald J. Peak, CPA	291	29	0

The shareholders also voted on an advisory proposal to approve the compensation paid to the Company’s Named Executive Officers, as described in certain sections of the Company’s proxy statement for the meeting. The table below indicates the votes for and the votes against the proposal as well as the number of abstentions and non-votes.

	For	Against	Absentions	Non-Vote
Advisory Vote on Executive Compensation	181	56	82	1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP Holding Company

Date: April 30, 2012	/s/ Robert C. Hodgkins, Jr.
Robert C. Hodgkins, Jr.
Vice President and Chief Financial Officer